Exhibit 3.2

BYLAWS
of
RALCORP HOLDINGS, INC.

ARTICLE I
Offices

The principal office of the Company is to be located at such places within and without the State of Missouri as the Board of Directors of the Company from time to time designate.  The Company may also have offices at such other places within and without the State of Missouri as the Board of Directors of the Company may from time to time designate and the business of the Company may require.

ARTICLE II
Shareholders

Section 1.  Annual Meeting.  The annual meeting of the Company shall be held for the election of directors at such date, time and place either within or without the State of Missouri as may be designated by the Board of Directors.  At such annual meeting, members of the Board of Directors shall be elected to succeed those whose terms are then expiring and such other business shall be transacted as may properly be brought before the meeting.

Section 2.  Special Meetings.  Special meetings of the Company may be called at any time by the vote of a majority of the entire number of the members of the Board of Directors.  Business transacted at all special meetings of the Company shall be confined to the purpose or purposes stated in the notice of the meeting.

Section 3.  Place and Hour of Meeting.  Every annual meeting of the Company shall be held at such time as may be selected by the Board of Directors.  Every special meeting of the Company shall be held at such time as may be selected by the Board of Directors.  Every meeting of the Company, whether an annual or a special meeting, shall be held at such place as may be selected by the Board of Directors.

Section 4.  Notice of Meetings; Closing of Transfer Books; Record Date.  Notice of each meeting of the Company shall be mailed to each shareholder of the Company not less than ten nor more than fifty days previous to such meeting, and every such notice shall state the day and hour and the place at which the meeting is to be held and, in the case of any special meeting, shall indicate briefly the purpose or purposes thereof.  The Board of Directors of the Company shall have the power to close the transfer books of the Company for a period not exceeding seventy days preceding the date of any meeting of shareholders or the date of payment of any dividend or the date for the allotment of rights or the date when any change or conversion, or exchange of shares goes into effect.  In lieu, however, of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding seventy days preceding the dates of the aforenamed occurrences, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares.  In such case, such shareholders, and only such shareholders as are shareholders of the Company of record on the date of closing the transfer books or on the record date so fixed, are entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after such date of closing of the transfer books or such record date so fixed.  If the Board of Directors shall not close the transfer books or set a record date for the determination of the shareholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the 20th day preceding the date of the meeting are entitled to notice of, and to vote at, the meeting and any adjournment of the meeting.  In order for any nomination for Director to be entertained at any meeting of for any business to be transacted at any annual meeting of the shareholders, other than nominations or business made or proposed by or at the direction of the Board of Directors, notice thereof must be received from the nominating or proposing shareholder by the Secretary of the Company, accompanied or promptly followed by such supporting information as he shall reasonably request, not less than seventy-five days prior to the date of any annual meeting or more than seven days after the mailing of notice of any special meeting.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.  List of Voters.  A complete list of all shareholders entitled to vote at any annual and special meeting of the Company’s shareholders is to be compiled at least ten days before such meeting by the officer or agent having charge of the transfer books for shares of stock of the Company.  Such list is to be compiled in alphabetical order with the address and the number of shares held by each shareholder.  The list must be kept on file in the registered office of the Company for a period of at least ten days prior to such meeting and must be open to inspection by any shareholder for such period during usual business hours.  Such list must also be present and kept open at the time and place of such meeting and is subject to the inspection of any shareholder during such meeting.  The original share ledger or transfer book, or a duplicate thereof kept in Missouri, is prima facie evidence as to who are the shareholders of the Company entitled to examine such list or share ledger or transfer book, or to vote at any meeting of shareholders.  Failure to comply with the requirements of this section does not affect the validity of any action taken at such meeting.

Section 6.  Quorum.  A majority of the outstanding shares entitled to notice of and to vote at a meeting, present in person or by proxy conforming to Section 8 of this Article II, shall constitute a quorum for the transaction of any business coming before any regular or special meeting of the Company duly and properly called, except as provided by law, the Articles of Incorporation of the Company, or these Bylaws.  If, however, such quorum of shareholders shall not be present or represented at any meeting of the Company, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until requisite number of shareholders shall be present.  At any such adjourned meeting at which the requisite number of shareholders shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7.  Voting Rights.  Each outstanding share of stock having voting rights shall be entitled to one vote upon each matter submitted to a vote at any annual or special meeting of the Company.

Section 8.  Voting by Proxy.  Every person legally entitled to vote as a shareholder at any election, or on any question relating to the management or business of the Company may cast such vote by proxy; but said proxy shall be a shareholder of the Company otherwise entitled to vote, and the authority to cast such vote shall be in writing and shall state the name of the person authorized to cast such vote and the date of the meeting at which such vote shall be cast.  In no event shall a proxy be valid for more than one annual or special meeting, as the case may be.

Section 9.  Voting of Shares by Certain Holders.

(a)           Shares of stock in the name of another corporation, foreign or domestic, are to be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine.

(b)           Shares of stock in the name of a deceased person are to be voted by his executor or administrator in person or by proxy.

(c)           Shares of stock in the name of a fiduciary, such as guardian, curator, or trustee are to be voted by such fiduciary either in person or by proxy, provided the books of the Company show the stock to be in the name of such fiduciary in such capacity.

(d)           Shares of stock in the name of a receiver are to be voted by such receiver, and shares held by, or in the control of, a receiver are to be voted by such receiver without the transfer thereof into his name, if such voting authority is contained in an appropriate order of the court by which such receiver was appointed.

(e)           Shares of stock which have been pledged are to be voted by the pledgor until the shares of stock have been transferred into the name of the pledgee, and thereafter the pledgee is entitled to vote the shares so transferred.

Section 10.  Informal Action by Unanimous Consent of Shareholders.  Any action required by The General and Business Corporation Law of Missouri to be taken at a meeting of the shareholders of the Company, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if all of the shareholders entitled to vote with respect to the subject matter thereof sign written consents that set forth the action so taken.  Such consents have the same force and effect as a unanimous vote of the shareholders at a meeting duly held, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Missouri or any other state in the United States of America or other Country.  The Secretary of the Company shall file such consents with the minutes of the meetings of the shareholders of the Company.

ARTICLE III
Board of Directors

Section 1.  Number and Term of Office.  The property and the business of the Company shall be managed by its Board of Directors.  The number of Directors to initially constitute the Board of Directors shall be as provided in the Company’s Articles of Incorporation.  Thereafter, the number of Directors to constitute the Board of Directors shall be as determined by the Board of Directors from time to time.

Section 2.  Filling of Vacancies.  In case of the death or resignation, or disqualification of one or more of the Directors, the remaining Directors may fill the vacancy.  Such appointed Director shall serve for the unexpired term of the class to which such Director was appointed.

Section 3.  Place of Meeting. Etc.  The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Company, except as otherwise required by law, at any office of the Company or at such other place or places as they may from time to time by resolution determine.

Section 4.  Regular Meetings.  Regular meetings of the Board of Directors shall be held when called by the Directors, but not less than annually.

Section 5.  Special Meetings.  Special meetings of the Board of Directors may be called by the President on three days’ notice to each Director specifying the time and place of such meeting, which notice may be given, either personally or by mail or by facsimile addressed to the Director; and shall be called by the Secretary in like manner and on like notice on the written request of any two Directors.  Every special meeting shall be held either at the office of the Company or at some other place which shall have been previously designated by resolution of the Board as one of the places at which special meetings of the Board may be held.  Except as herein otherwise provided, or unless otherwise indicated in the notice thereof, any business may be transacted at any special meeting, and any business may be transacted at any meeting at which every Director shall be present, even though without any notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.  Quorum.  At all meetings of the Board of Directors, a majority of the Directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, but if, at any meeting, less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation of the Company or by these Bylaws.

Section 7.  Action by Unanimous Consent of Directors.  If all the Directors severally or collectively consent in writing to any action taken or to be taken by the Directors, such consents have the same force and effect as a unanimous vote of the Directors at a meeting duly held, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Missouri or any other state in the United States of America or other Country.  The Secretary of the Company shall file such consents with the minutes of the meetings of the Board of Directors.

Section 8.  Telephonic Meetings.  Members of the Board of Directors may participate in any regular or special meeting of the Board of Directors, or of any committee of the Board, by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section 8 will constitute presence in person at such meeting.

Section 9.  Removal.  Any Director or the entire Board of Directors may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding capital stock of the Company then entitled to vote at any election of directors and the vacancies thus created may be filled in accordance with Article III, Section 2 herein.

Section 10.  Committees.  The Board may, from time to time, appoint committees to manage the business and affairs of the Company.

ARTICLE IV
Officers

Section 1.  Officers.  The officers of the Company shall be chosen by the Board of Directors and shall be a President, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, and such other officers as the Board of Directors may deem advisable, who shall have such authority and perform such duties as from time to time may be prescribed by the Board of Directors, or, in the event of their failure so to prescribe, then by the President.  All such officers shall be elected by the Board of

Directors at the regular meeting of the Board held after each annual meeting of the shareholders.

Section 2.  President.  The President shall perform such duties as may from time to time be assigned to him by resolution of the Board of Directors and shall have general charge and control of all of the Company’s business and affairs.

Section 3.  Vice-Presidents.  Each Vice-President shall perform such duties as may from time to time be assigned to him by resolution of the Board of Directors or by the President.

Section 4.  Secretary.  The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the Company in books provided for that purpose; he shall attend to the giving or serving of all notices of the Company; he may sign with the President, or a Vice-President, in the name of the Company; he shall have charge of such books and papers as the Board of Directors shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application at the office of the Company during business hours; and he shall in general perform all the duties incident to the office of the Secretary, subject to the control of the Board of Directors and the President.

Section 5.  Compensation of Officers.  The President and the other officers of the Company shall be entitled to receive such compensation for their services as may from time to time be determined by the Board of Directors.

Section 6.  Removal of Officers.  All officers, agents and employees other than officers appointed by the Board of Directors shall hold office at the discretion of the Committee or of the officers appointing them.  Any officer appointed by the Board of Directors may be remove, with or without cause, at any time, by resolution adopted by the Board of Directors.

Section 7.  Other Employees.  Except as hereinbefore provided, the President shall have full power to appoint, remove, and fix the compensation of each and every person employed by the Company.

ARTICLE V
Miscellaneous Provisions

Section 1.  Corporate Seal.  The Company shall have no seal.

Section 2.  Fiscal Year. The fiscal year of the Company shall terminate on the last Sunday in May of each year and begin on the immediate following day, unless otherwise designated by the Board of Directors.

Section 3.  Manner of Giving Notice.  Whenever under the provisions of these Bylaws notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a post-paid sealed wrapper, addressed to such Director or shareholder at his address as it appears on the records of the Company, and such notice shall be deemed to be given at the time when the same shall be thus mailed.  Any shareholder of the Company, Director, officer or committee member may waive any notice required to be given under these Bylaws.  Whenever in the Company’s Articles of Incorporation or these Bylaws notice is required or permitted to be given by mail, the affidavit of the person who mailed such notice, filed with the Secretary of the Company, shall constitute conclusive evidence that such notice has been given and mailed.

Section 4.  Certificates for Shares.  The Board of Directors is to prescribe the form of the certificate of stock of the Company.  The certificate is to be signed by the President or Vice-President and by the Secretary, Treasurer, or Assistant Secretary or Assistant Treasurer, is to be sealed with the seal of the Company and is to be numbered consecutively.  The name of the owner of the certificate, the number of shares of stock represented thereby, and the date of issue are to be recorded on the books of the Company.  Certificates of stock surrendered to the Company for transfer are to be canceled, and new certificates of stock representing the transferred shares issued.  New stock certificates may be issued to replace lost, destroyed or mutilated certificates upon such term and with such security to the Company as the Board of Directors may require.

Section 5.  Transfer of Shares.  Shares of stock of the Company may be transferred on the books of the Company by the delivery of the certificates representing such shares to the Company for cancellation, and with an assignment in writing on the back of the certificate executed by the person named in the certificates as the owner thereof, or by a written power of attorney executed for such purpose by such person.  The person registered on the books of the Company as the owner of shares of stock of the Company is deemed the owner thereof and is entitled to all rights of ownership with respect to such shares.

Section 6.  Transfer Books.  Transfer books are to be maintained under the direction of the Secretary, showing the ownership and transfer of all certificates of stock issued by the Company.

Section 7.  Construction.  Whenever a word in the masculine gender is used in these Bylaws it shall be understood to be in or include the feminine gender where appropriate under the circumstances.  These Bylaws are to be construed to be consistent with applicable law, and if such construction is not possible then the invalidity of a By-law or a portion thereof shall not affect the validity of the remainder of the Bylaws, which shall remain in full force and effect.

ARTICLE VI
Amendments

These Bylaws may be altered, amended, or repealed, or new Bylaws may be adopted, by vote of a majority of all of the members of the Board of Directors then in office, at any regular or special meeting of the Board; provided, no Bylaw may be adopted or amended so as to be inconsistent with the Articles of Incorporation of the Company or the Constitution or other laws of the State of Missouri.

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